Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Amended and Restated Credit Agreement (this “Amendment”) dated as of April 30, 2007, is made among TRX, INC., a Georgia corporation (the “Borrower”), each of the Subsidiaries of the Borrower signatory hereto (collectively, the “Guarantors”), and BANK OF AMERICA, N.A. (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender have entered into that certain Amended and Restated Credit Agreement dated as of November 7, 2005 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of January 11, 2007, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the definition given thereto in the Credit Agreement), pursuant to which the Lender has made available to the Borrower a revolving credit facility, including a letter of credit subfacility;

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has advised the Lender that it desires to (i) extend the Maturity Date of the Credit Agreement until December 31, 2007 as set forth below and (ii) amend the definition of Consolidated Fixed Charges in Section 1.01 of the Credit Agreement as set forth below, and the Lender is willing to so extend the Maturity Date and amend the definition of Consolidated Fixed Charges on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Credit Agreement is hereby amended as follows:

(a)	The existing definitions of “Consolidated Fixed Charges” and “Maturity Date” are deleted from Section 1.01 of the Credit Agreement and the following definitions are inserted in lieu thereof:

“Consolidated Fixed Charges” means, for any Measurement Period, the sum of (a) the principal amount of Indebtedness (including the principal portion of any Attributable Indebtedness and excluding Obligations under the Loan Documents) of the Borrower and its Subsidiaries that is required to be paid during the 12-month period immediately following such Measurement Period and (b) Consolidated Interest Charges that are paid or required to be paid during such Measurement Period.

“Maturity Date” means December 31, 2007.

(b)	The existing Exhibit A of the Credit Agreement is deleted in its entirety and Exhibit A attached hereto is inserted in lieu thereof.

2.	Effectiveness; Conditions Precedent. The amendment herein provided shall be effective (as of the date of this Amendment) upon the satisfaction of the following conditions precedent:

(a)	The Lender shall have received each of the following documents or instruments in form and substance acceptable to the Lender:

(i)	one or more counterparts of this Amendment, duly executed by the Borrower and each Guarantor; and

(ii)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Lender shall reasonably request.

(b)	All fees and expenses payable to the Lender (including the fees and expenses of counsel to the Lender) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.	Consent of the Guarantors. Notwithstanding that such consent is not required by the Loan Documents, each of the Guarantors hereby consents, acknowledges and agrees to the amendment set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation the continuation of such Person’s payment and performance obligations and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Loan Documents against such Person in accordance with its terms.

4.	Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a)	The representations and warranties made by it in Article V of the Credit Agreement, and by each Loan Party and in each of the Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b)	Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

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(c)	This Amendment has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such Persons, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d)	No Default or Event of Default has occurred and is continuing.

5.	Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.

6.	Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

8.	Governing Law; Arbitration; Jury Trial Waiver. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 9.13 of the Credit Agreement.

9.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.	References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 9.06 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

TRX, INC.

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President

GUARANTORS:

Technology Licensing Company, LLC, a Georgia limited liability company
Travel Technology, LLC, a Georgia limited liability company
TRX Data Services, Inc., a Virginia corporation
TRX Fulfillment Services, LLC, a Georgia limited liability company

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President

TRX Technology Services, L.P., a Georgia limited partnership

By:	TRX Fulfillment Services, LLC, its general partner

	By:	/s/ Norwood H. Davis, III
	Name:	Norwood H. Davis, III
	Title:	President

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Ken Bauchle
Name:	Ken Bauchle
Title:	Senior Vice President

Exhibit A

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                             ,

To:	Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 7, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between TRX, INC., a Georgia corporation (the “Borrower”), and Bank of America, N.A. (the “Lender”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. [Attached hereto as Schedule 1 are the][The] year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section [have been filed with the SEC and a link thereto is available on the Borrower’s website on the Internet at the website address listed on Schedule 9.02].

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. [Attached hereto as Schedule 1 are the][The] unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date [have been filed with the SEC and a link thereto is available on the Borrower’s website on the Internet at the website address listed on Schedule 9.02]. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule [1][2] attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,         .

TRX, INC.

By:
Name:
Title:

For the Month/Quarter/Year ended                              (“Statement Date”)

SCHEDULE [1][2]

TO THE COMPLIANCE CERTIFICATE

($ IN 000’S)

I. Section 7.13(a) – Consolidated Senior Leverage Ratio.

A.     Consolidated Funded Indebtedness at Statement Date (including the Obligations and excluding any portion of Subordinated Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto does not mature on demand or within one year from the date of determination):

$

B. Consolidated EBITDA for period of twelve calendar months ending on above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:	$

2. Consolidated Interest Charges for Subject Period:	$

3. Provision for income taxes for Subject Period:	$

4. Depreciation expenses for Subject Period:	$

5. Amortization expenses for Subject Period:	$

6. Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$

7. Specified Non-Recurring Items for Subject Period:	$

8. Income tax credits for Subject Period:	$

9. Non-cash additions to Consolidated Net Income for Subject Period:	$

10. Cash expenditures during Subject Period related to non-cash reductions of Consolidated Net Income in prior periods added in determining Consolidated EBITDA in such prior periods:	$

11. Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 +7 – 8 – 9 – 10):	$

C. Consolidated Leverage Ratio (Line I.A ÷ Line I.B.11):		to 1

Maximum permitted:		1:00 to 1:00

II. Section 7.13(b) – Clean Down Period.

The Outstanding Amount of Loans under the Agreement have been reduced to $2,000,000 or less for at least [ ] consecutive days during the fiscal quarter ended on the Statement Date.

Minimum required: 30

III. Section 7.13(c) – Consolidated Fixed Charge Coverage Ratio.

A. EBITDA available to pay Fixed Charges

1. Consolidated EBITDA for Subject Period (See Line I.B.11):	$

2. Non-Financed Capital Expenditures for Subject Period:	$

3. 50% of the aggregate amount of Restricted Payments made pursuant to Section 7.06(e) during Subject Period:	$

4. EBITDA available to pay Fixed Charges (Line III.A.1 - Line III.A.2 - Line III.A.3):	$

B. Consolidated Fixed Charges

1. Principal amount of Indebtedness required to be paid during 12-month period immediately following such Subject Period (excluding Indebtedness under the Loan Documents):	$

2. Consolidated Interest Charges paid or required to be paid during such period:	$

3. Consolidated Fixed Charges (Line III.B.1 + Line III.B.2):	$

C. Consolidated Fixed Charge Coverage Ratio (Line III.A.4 ÷ Line III.B.3):		to 1

Minimum required:		1:20 to 1:00

IV. Section 7.14 – Capital Expenditures.

A. Capital expenditures made during fiscal year to date:	$

B. Capital expenditures that could have been made during prior fiscal year but which were not made ( ≤$5,000,000):	$

C. Maximum permitted capital expenditures ($12,000,000 + Line IV.B.):	$

D. Excess (deficit) for covenant compliance (Line IV.C. – IV.A.):	$